UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 21, 2021
Republic Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14267	65-0716904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18500 North Allied Way
Phoenix,	Arizona	85054
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (480) 627-2700
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	RSG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 21, 2021, Republic Services, Inc. (“Republic” or the “Company”) held its 2021 Annual Meeting of Shareholders (the “Annual Meeting”). The shareholders voted on the matters set forth below:
1. The nominees for election to the Board of Directors were elected, each for a one-year term, based upon the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Manuel Kadre	278,851,688	1,329,685	64,529	12,820,791
Tomago Collins	279,301,804	879,517	64,581	12,820,791
Michael A. Duffy	279,949,068	235,384	61,450	12,820,791
Thomas W. Handley	273,265,032	6,917,381	63,489	12,820,791
Jennifer M. Kirk	278,377,390	1,813,755	54,757	12,820,791
Michael Larson	266,622,097	13,552,987	70,818	12,820,791
Kim S. Pegula	278,882,691	1,299,360	63,851	12,820,791
James P. Snee	277,984,220	2,201,441	60,241	12,820,791
Brian S. Tyler	261,836,821	18,346,041	63,040	12,820,791
Sandra M. Volpe	278,366,877	1,821,897	57,128	12,820,791
Katharine B. Weymouth	277,507,490	2,678,817	59,595	12,820,791
2. The proposal to approve the compensation of the Company’s named executive officers was approved based upon the following advisory, non-binding votes:

Votes for	257,575,586
Votes against	22,134,068
Abstentions	536,248
Broker non-votes	12,820,791
3. The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2021 was approved based upon the following votes:

Votes for	291,065,978
Votes against	1,936,795
Abstentions	63,920
Broker non-votes	—
4. The shareholder proposal to incorporate ESG metrics into executive compensation was not approved based upon the following votes:

Votes for	39,706,206
Votes against	237,072,941
Abstentions	3,466,755
Broker non-votes	12,820,791
According to an Arizona statute, if a person or group acquires 20% or more of the stock of a public corporation, the shares in excess of the 20% threshold may not be voted on matters other than the election of directors (subject to limited exceptions). This statute, on its face, applies to any public company that is headquartered in Arizona, has assets of at least $1 million in Arizona and has more than 500 Arizona employees. In a 2007 decision, a federal court in Arizona stated that the statute is unconstitutional and unenforceable in the case of an entity, like Republic, that is incorporated in Delaware. If the statute were deemed to be enforceable and applicable to us and to the shares of our common stock held by Cascade Investment, L.L.C. (“Cascade”) (which held approximately 34.1% of our common stock as of the record date for the Annual Meeting), approximately 45 million fewer shares would have been voted for each of proposals two through four, but the outcome of the decisions on those matters would not have been impacted. The Company does not currently take any position regarding the enforceability of the statute or its application to us or the common stock voted by Cascade.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC SERVICES, INC.

Date:	May 24, 2021	By:	/s/ Catharine D. Ellingsen
Catharine D. Ellingsen
Executive Vice President, Chief Legal Officer, Chief Ethics & Compliance Officer and Corporate Secretary